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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF THE TIMES MIRROR COMPANY

                            AS OF DECEMBER 31, 1998*

                                                              STATE (OR COUNTRY)
                            NAME                               OF INCORPORATION
                            ----                              ------------------
AchieveGlobal, Inc..........................................  Florida
The Baltimore Sun Company...................................  Maryland
Eagle New Media Investments, LLC**..........................  Delaware
Eagle Publishing Investments, LLC **........................  Delaware
E Z Buy & E Z Sell Recycler Corporation.....................  Delaware
The Hartford Courant Company................................  Connecticut
Jeppesen & Co., GmbH***.....................................  Germany
Jeppesen Sanderson, Inc.....................................  Delaware
The Morning Call, Inc.......................................  Pennsylvania
Newsday, Inc.***............................................  New York
The StayWell Company........................................  Delaware
Times Mirror Magazines, Inc. ***............................  New York

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  * The names of certain other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary. The Los Angeles Times is a division of The Times Mirror Company.

 ** Affiliates that are controlled by the Registrant as described in Note 4 to the consolidated financial statements.

*** 100% owned by a wholly-owned subsidiary of the Registrant. (All other subsidiaries listed above are directly wholly-owned by the Registrant.)

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